EXHIBIT 99.1

THE BANK OF NEW YORK MELLON

Officer’s Certificate

March 6, 2009

MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Joseph Panepinto, Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20,1998 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule with the exception of the items identified below:

•	With respect to the PPLUS Trust Series JPM-1 distribution on June 16, 2008, the amount of interest to be paid by the Trust was calculated incorrectly. As such, on September 25, 2008, BNY corrected this error and a revised 8-K was filed on October 6, 2008.

•	With respect to the PreferredPLUS Trust Series GEC-1, the September 15, 2008 Exhibit 99.1 within the Form 8-K incorrectly referenced the March 17, 2008 distribution date. On March 5, 2009 a revised 8-K was filed to reflect the correct distribution date.

Very truly yours,

The Bank of New York Mellon (formerly The Bank of New York), as Trustee

By: /s/ Joseph Panepinto
Name: Joseph Panepinto Title: Vice President

SCHEDULE

INDEXPLUS Trust Series 2003-1
PPLUS Trust Series CMT-1
PPLUS Trust Series CSF-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSC-1
PPLUS Trust Series GSC-2
PPLUS Trust Series GSG-1
PPLUS Trust Series GSG-2
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
PPLUS Trust Series PMC-1
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series VAL-1
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series VER-1